UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2011

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2011, Mr. Ivan Glasenberg informed Century Aluminum Company (the "Company") that he was resigning from the Company's Board of Directors (the "Board"), effective immediately, due to other time commitments of his position as the Chief Executive Officer of Glencore International AG.  Mr. Glasenberg confirmed to the Company that his decision to resign did not arise or result from any disagreement with the Company.  Pursuant to the terms of the support agreement, dated April 6, 2010 (the “Support Agreement”), between the Company and Glencore International AG and certain of its affiliates (collectively, "Glencore"), Glencore was entitled to designate a substitute reasonably acceptable to the Company for appointment to replace Mr. Glasenberg (for the same term and class) on the Board.  Glencore designated Mr. Goldberg for the Board’s consideration.

On January 31, 2011, the Board elected Mr. Daniel Goldberg as a director of the Company to replace Mr. Glasenberg.  Mr. Goldberg will serve as a Class II director of the Company with a term expiring at the Company's 2013 Annual Meeting.  Prior to appointing Mr. Goldberg, the Board reviewed his qualifications in accordance with the Company's written policies and practices and determined that he was qualified to serve as a member of the Board.

Mr. Goldberg has been the Asset and Investment Manager in Glencore’s Aluminum and Alumina department since 2005.  Glencore is one of the world's largest suppliers of commodities and raw materials to industrial consumers.  As of December 31, 2010, we believe that Glencore beneficially owned, through its common stock, approximately 39% of our issued and outstanding common stock and, through its ownership of common and preferred stock, an overall 44% economic ownership of Century.  Information on transactions between the Company and Glencore is incorporated herein by reference from the “Related Party Transactions” section in the Company’s 2010 Proxy Statement and 2009 Annual Report on Form 10-K and "Derivative Instruments and Hedging” and “Forward Delivery Contracts and Financial Instruments” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. Further information called for in Item 5.02(d)(4) of Form 8-K is unavailable as of the filing of this report and will be reported by an amendment to this report within four business days after the information is determined or becomes available.

    A copy of the Support Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1
Support Agreement, dated April 6, 2010, by and among Century Aluminum Company, Glencore AG, Glencore International AG and Glencore Holding AG (incorporated by reference to Exhibit 10.1 of Form 8-K filed with the U.S. Securities and Exchange Commission on April 7, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	January 31, 2011	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1
Support Agreement, dated April 6, 2010, by and among Century Aluminum Company, Glencore AG, Glencore International AG and Glencore Holding AG (incorporated by reference to Exhibit 10.1 of Form 8-K filed with the U.S. Securities and Exchange Commission on April 7, 2010).